Exhibit 99.2

December 19, 2011

Dear Investor:

It is with regret and sadness that the Board of Directors informs you that on Friday, December 16, 2011, The Money Tree Inc. and certain of its subsidiaries (including The Money Tree of Georgia Inc.) filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Middle District of Alabama. The Company will continue to operate the business while reorganizing.

The Board of Directors and management of the company tirelessly pursued many different potential solutions to the challenges facing the company. We have done everything possible to try and protect the integrity of our investors and the Company. We will continue to focus on our core business and restructuring The Money Tree to fully realize our long-term strategy.

More information about the reorganization can be found at this website: http://www.kccllc.net/SmallLoansInc. The website will be regularly updated with additional information about the case.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain of the foregoing information contains forward-looking statements that relate to future events or the Company’s future financial performance. These statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of such terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, goals, expectations and intentions, the timing and outcomes of court proceedings, lender negotiations, regulatory approval processes or administrative proceedings and other statements contained herein that are not historical facts.